As filed with the Securities and Exchange Commission on June 6, 2013
Registration No. 333-160566

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CRESCENT FINANCIAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	45-2915089
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(Address of principal executive offices, including zip code)

Crescent State Bank Employees’ 401(k) Plan, As Amended
(Full title of the Plan)

Scott M. Custer
Chief Executive Officer
Crescent Financial Bancshares, Inc.
3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
Phone: (919) 659-9000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Robert D. Klingler, Esq.
Bryan Cave LLP
1201 West Peachtree Street, N.W.
14th Floor
Atlanta, Georgia 30309
Phone: (404) 572-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This is a Post-Effective Amendment to the Registration Statement on Form S-8 No. 333-160566 (the “Registration Statement”) filed by Crescent Financial Bancshares, Inc. (the “Registrant”), registering shares of its common stock for use as an investment alternative in the Crescent State Bank Employees’ 401(k) Plan, which was amended to re-name it the “VantageSouth 401(k) Plan,” effective December 11, 2012 (the “Plan”).

Effective December 7, 2012, the Registrant’s common stock was eliminated as an investment alternative under the Plan. As a result, interests in the Plan are no longer required to be registered under the Securities Act of 1933, as amended. In accordance with an undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration the interests in the Plan that were registered but unsold under the Registration Statement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raleigh, state of North Carolina, on this 6th day of June, 2013.

CRESCENT FINANCIAL BANCSHARES, INC.

By:	/s/ Scott M. Custer
Scott M. Custer
Chief Executive Officer

In accordance with the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date
/s/ Scott M. Custer	Chief Executive Officer and Director	June 6, 2013
Scott M. Custer	(Principal Executive Officer)
/s/ Terry S. Earley	Executive Vice President and Chief Financial Officer	June 6, 2013
Terry S. Earley	(Principal Financial Officer)
/s/ David B. Therit	Senior Vice President	June 6, 2013
David B. Therit	(Principal Accounting Officer)
/s/ J. Adam Abram	Chairman of the Board of Directors	June 6, 2013
J. Adam Abram
/s/ David S. Brody	Director	June 6, 2013
David S. Brody
	Director	June 6, 2013
Alan N. Colner
/s/ George T. Davis, Jr.	Director	June 6, 2013
George T. Davis, Jr.
/s/ Thierry Ho	Director	June 6, 2013
Thierry Ho
	Director	June 6, 2013
J. Bryant Kittrell, III
/s/ Joseph T. Lamb, Jr.	Director	June 6, 2013
Joseph T. Lamb, Jr.
	Director	June 6, 2013
Steven J. Lerner
/s/ James A. Lucas, Jr.	Director	June 6, 2013
James A. Lucas, Jr.

Name	Title	Date
/s/ Charles A. Paul, III	Director	June 6, 2013
Charles A. Paul, III
/s/ A. Wellford Tabor	Director	June 6, 2013
A. Wellford Tabor
	Director	June 6, 2013
Nicolas D. Zerbib

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raleigh, state of North Carolina, on this 6th day of June, 2013.

VANTAGESOUTH 401(k) PLAN

By:	/s/ Lee H. Roberts
Lee H. Roberts
Plan Trustee

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